UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 13, 2015

PULSE ELECTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 World Trade Drive

San Diego, CA 92128

(Address of Principal Executive Offices, including Zip Code)

(858) 674-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 13, 2015, pursuant to the previously announced Investment Agreement and Agreement and Plan of Merger, dated as of February 28, 2015 (the “Merger Agreement”), by and among Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), OCM PE Holdings, L.P. a Delaware limited partnership (“Parent”), and OCM PE Merger Sub, Inc., a Pennsylvania corporation (“Merger Sub”) and wholly-owned subsidiary of Parent, the Company issued to Parent 11,355,370 shares of the Company’s common stock, par value $0.125 per share (the “Common Stock”), at a price of $1.50 per share, in consideration for Parent’s contribution (the “Investment”) to the Company of $17.033 million, consisting of $8.5 million of additional cash and the conversion of the promissory note (the “Note”) issued to Parent on March 30, 2015 in the principal amount of $8.5 million, plus $33,055.56 of accrued and unpaid interest on the Note. The shares of Common Stock were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemptions provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act.

Item 3.03 Material Modification of Rights of Security Holders.

Following the closing of the Investment, at 10:30 AM EDT on April 13, 2015 (the “Effective Time”), the Company effected the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the Effective Time, each issued and outstanding share of Common Stock (other than shares owned by Parent or affiliates of investment funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and shares for which dissenters rights are properly exercised under the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”)), was converted into the right to receive $1.50 in cash, without interest (the “Merger Consideration”). At the Effective Time, shareholders of the Company immediately prior to the Effective Time (other than Parent) ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration or to exercise dissenters rights pursuant to the PBCL) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, each of the directors of the Company immediately prior to the Effective Time resigned as directors of the Company and the directors of Merger Sub at the Effective Time became the directors of the Surviving Corporation. At the Effective Time, the directors of the Surviving Corporation were as follows: Kenneth Liang, Emily Stephens, and Kaj Vazales, who was a director of the Company. Each of the directors of the Surviving Corporation is an employee of Oaktree.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Articles of Incorporation and Bylaws of the Company were amended and restated, pursuant to the Merger Agreement. The Amended and Restated Articles of Incorporation provide, among other things, that the aggregate number of shares which the Company will have the authority to issue is 31,002,000 shares, divided into two classes consisting of 31,000,000 shares of common stock, without par value and 2,000 shares of preferred stock, without par value.

The foregoing description of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On April 13, 2015, the Company issued a press release announcing the completion of the Investment and the Merger. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
99.1	Press Release of the Company, dated April 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE ELECTRONICS CORPORATION

By:	/s/ Michael C. Bond
Name:	Michael C. Bond
Title:	Senior Vice President and Chief Financial Officer

Date: April 14, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
99.1	Press Release of the Company, dated April 13, 2015